                                                                EXHIBIT 10.21(b)


                                AMENDMENT NO. 1

                                       to

                    COLLABORATION AGREEMENT (K-ras PRODUCTS)
                                 BY AND BETWEEN
                   RHONE-POULENC RORER PHARMACEUTICALS, INC.
                                      AND
                          INTROGEN THERAPEUTICS, INC.
                                OCTOBER 7, 1994


For good and valuable consideration, receipt of which is acknowledged hereby, the parties indicated below, intending to be legally bound, agree as follows:

(1) In the introductory statement before the RECITALS, insert after "("RPRP")",--on behalf of RPR Gencell, a division of Rhone-Poulenc Rorer Inc.,--.

(2) Insert as the last sentence in Section 2.2,--The ScFV pan-ras therapeutic product under development by Rhone-Poulenc Rorer S.A. shall be considered a "Collaboration Product."

The effective date of this amendment shall be September 27, 1995.

                                             RHONE-POULENC RORER
INTROGEN THERAPEUTICS, INC.                  PHARMACEUTICALS, INC.


By: /s/ DAVID NANCE                          By: /s/ K. R. PINA
    -----------------------                      ------------------------
        DAVID NANCE
        President

Date:   9-29-95                              Date:   9/27/95
      ---------------------                        ----------------------

                               September 27, 1995

Introgen Therapeutics, Inc.
301 Congress Avenue, Suite 2025
Austin, Texas 78701
Attn: David G. Nance

Gentlemen:

This letter agreement is being entered into in connection with that certain Collaboration Agreement for K-ras Products, dated October 7, 1994 by and between Introgen Therapeutics, Inc. ("Introgen") and Rhone-Poulenc Rorer
Pharmaceuticals, Inc. ("RPRP")(the "Agreement") and Amendment No. 1 to the Agreement dated as of September 27, 1995. Capitalized terms that are not otherwise defined in this letter shall have the meaning defined in the Agreement.

In addition to the Collaboration Products currently being developed under the Agreement, RPRP has proposed to develop one or more additional products based upon the transfer into tumor cells of a gene coding for a single chain antibody that binds to the K-ras protein ("Single Chain Antibody Products"). Since the proposed product is within the Field, the parties propose to develop and commercialize such product pursuant to the Agreement, as follows:

         1. Product Plan and Budget. RPRP and Introgen will mutually agree upon a Product Plan and Budget for the Single Chain Antibody Products, as contemplated in Section 3.4 of the Agreement. Each product being developed under such Product Plan and Budget (and/or any successor Product Plan and Budget), as in effect from time to time (and subject to Section 6.1), shall be deemed a Collaboration Product for all purposes of the Agreement.

         2. Reports. It is understood that the Agreement originally contemplated that preliminary research and preclinical work through filing an IND for a Collaboration Product would be performed by Introgen. However, RPRP and Introgen acknowledge that much of the preliminary research and preclinical studies on the Collaboration Products that are Single Chain Antibody Products may be performed by RPRP in France.

         Accordingly, since Introgen will be responsible (as mutually agreed and as contemplated in the Agreement) for the filing of an IND in the United States, and for the conduct of Early Stage Clinical Development in North America, with respect to such Collaboration Products, RPRP agrees to provide to Introgen in English as soon as practicable all data, materials, results, reports

Introgen Therapeutics, Inc.
September 27, 1995
Page 2

and other information as is reasonably necessary for Introgen to prepare and file such IND to prepare and conduct such Early Stage Clinical Development (including the manufacture of clinical trial materials) for such Collaboration Products. In addition, RPRP agrees to include in the reports provided to the Development Committee under Section 2.4.3 of the Agreement a summary of RPRP's activities with respect to the research and development of the Single Chain Antibody Products.

     3. Other Terms. Except as expressly set forth in this letter agreement, all terms and conditions of the Agreement shall remain in full force and effect. Without limiting the foregoing, it is understood that Section 6.2 shall continue to apply to all Single Chain Antibody Products that are not being developed as Collaboration Products, and that funding for Introgen's conduct of the Early Stage Clinical Development of the Collaboration Products that are Single Chain Antibody Products will be as provided in Article 4 of the Agreement.


                         RHONE-POULENC RORER
                         PHARMACEUTICALS, INC.

                         By: /s/ K. R. PINA
                             -------------------------
                         Name: K. R. Pina
                               -----------------------
                         Title: VP and General Counsel
                                ----------------------


Agreed to and Accepted as of this 27th day of September 1995:


/s/  DAVID G. NANCE
------------------------------
Introgen Therapeutics
by David G. Nance, President